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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -------------

                                   FORM 8-K

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

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               Date of Report (Date of earliest event reported):
                                 May 12, 1994


                             PROVIDIAN CORPORATION
            (Exact name of registrant as specified in its charter)

          Delaware                       1-6701                51-0108922
(State or other jurisdiction        (Commission File         (IRS Employer
      of incorporation)                  Number)          Identification No.)


400 West Market Street, Louisville, Kentucky                     40202
  (Address of principal executive offices)                     (Zip Code)


                                (502) 560-2000
             (Registrant's telephone number, including area code)


                          Capital Holding Corporation
         (Former name or former address, if changed since last report)
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     ITEM 5. Other Events. On May 12, 1994, Capital Holding LLC, a special purpose subsidiary of Providian Corporation (formerly Capital Holding Corporation), issued 4,000,000 shares of 8-7/8% Cumulative Monthly Income Preferred Stock ("MIPS") at $25 per share. Also on such date, Capital Holding LLC loaned the net proceeds of the issuance of the MIPS to Providian Corporation to provide permanent funding for the redemption of Providian's Adjustable Rate Preferred Stock, Series F, which was redeemed on March 2, 1994.
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     ITEM 7. Financial Statements, Pro Forma Financial Information and
             Exhibits.

(c)  Exhibits.

     The following exhibits relating to Capital Holding LLC's 8-7/8% Cumulative Monthly Income Preferred Stock ("MIPS"), are filed herewith:

     (4.1) Payment and Guarantee Agreement, dated as of May 12, 1994, between Capital Holding LLC and Providian Corporation.

     (4.2) Terms of the 8-7/8% Cumulative Monthly Income Preferred Stock dated as of May 5, 1994.

     (99.1) Loan Agreement, dated as of May 12, 1994 between Capital Holding LLC and Providian Corporation.

     (99.2) Expenses and Liabilities Agreement dated as of May 12, 1994 between
            Capital Holding LLC and Providian Corporation.






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                                  SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 1994

                                              PROVIDIAN CORPORATION


                                              By: /s/ R. Michael Slaven
                                                  _____________________
                                                   R. Michael Slaven
                                                   Assistant General Counsel
                                                    and Secretary
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NUMBER                           EXHIBIT INDEX
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(4.1)      Payment and Guarantee Agreement, dated as of May 12, 1994, between Capital Holding LLC and Providian Corporation.

(4.2) Terms of the 8 7/8% Cumulative Monthly Income Preferred Stock dated as of May 5, 1994.

(99.1) Loan Agreement, dated as of May 12, 1994 between Capital Holding LLC and Providian Corporation.

(99.2) Expenses and Liabilities Agreement dated as of May 12, 1994 between Capital Holding LLC and Providian Corporation.